UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report: June 24, 2008
(Date of earliest event reported)
QUEST RESOURCE CORPORATION
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	0-17371 (Commission File Number)	90-0196936 (I.R.S. Employer Identification No.)

210 Park Ave, Suite 2750 Oklahoma City, OK (Address of principal executive offices)	73102 (Zip Code)
Registrant’s telephone number, including area code: (405) 600-7704
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.
     On June 24, 2008, Quest Resource Corporation (the “Company”) issued a press release announcing that it has commenced, subject to market conditions, an underwritten public offering of approximately 8.4 million shares of its common stock, par value $0.001 per share. The Company also intends to grant the underwriters a 30-day option to purchase up to approximately 1.26 million additional shares to satisfy any over-allotments. The press release is furnished as Exhibit 99.1 and is attached hereto.
     The information contained in this Item 7.01 (including Exhibit 99.1) is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise be subject to the liabilities of that section. The information in this Item 7.01 (including Exhibit 99.1) shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, except as otherwise expressly stated in such filing.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits.
     In connection with the public offering described above, the Company has named DeGolyer and MacNaughton in the Prospectus Supplement filed by Quest Resource Corporation in connection with its Registration Statements on Form S-3 and refers therein to estimates of oil and gas reserves and present value of future net revenue from reserves as of December 31, 2005, 2006 and 2007 and as of May 1, 2008 prepared by DeGolyer and MacNaughton. A copy of the consent of DeGolyer and MacNaughton is filed as Exhibit 23.1 and is attached hereto.

Number	Description

23.1	Consent of DeGolyer and MacNaughton

99.1	Press Release, dated June 24, 2008
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUEST RESOURCE CORPORATION
Dated: June 24, 2008	/s/ Jerry D. Cash
Jerry D. Cash
Chief Executive Officer